SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On Monday, February 13, 2006, XM Satellite Radio Holdings Inc. Board Chairman Gary Parsons received a letter of resignation via email from XM Director Pierce J. Roberts, Jr. All other Board members were copied on the letter of resignation. The Company believes, and the resignation letter notes, that Director Roberts resigned based on his disagreements with the Company and other Board members regarding certain aspects of the Company’s operational direction. This disclosure is made pursuant to Item 5.02(a) of Form 8-K regarding resignation of directors in disagreement with the Company.

Although the letter does not explicitly state the nature of the disagreement, the Company believes the disagreement with Director Roberts primarily involves the strategic balance of growth versus cash flow. Director Roberts has historically favored more stringent cost control in the Company, specifically involving lower marketing, programming and promotional expenditures. While Director Roberts believed that expenses could be lowered without jeopardizing subscriber and revenue growth and/or market share, he was prepared to risk growth or market share impacts if they resulted, with the belief that positive cash generation would occur sooner, and the Company’s stock would be valued more highly as a smaller, but more profitable enterprise.

The Company and other Directors concur in Mr. Roberts’ assessment that lower programming and marketing expenditures, and a potentially lower growth rate, would likely result in earlier positive cash generation. The other Directors, however, believe that the Company’s high growth rate, market leadership and large base of subscribers are strategically important assets to ensure the Company’s long term value and can be sustained while also reaching positive operating cash flow later this year. These differing views of strategic direction and balance between growth and profitability have been voiced openly for a number of years, but Director Roberts states that he can no longer be effective given the ongoing disagreement with management and the other Board members regarding the relative importance, risks and priorities of these two common goals.

Director Roberts has served on all major committees of the Board, including the Nominating Committee, Compensation Committee, Audit Committee, as well as the informal Finance Committee. The Company regrets Director Roberts’ decision to leave the Board at this time. Throughout the five years Director Roberts has served on the Board, the Company has appreciated his strong views and input and believes that continued diverse input from Director Roberts as well as the other Directors would best serve the interests of the Company and its shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 17.1	Letter, dated February 13, 2006, from Pierce J. Roberts, Jr. to Gary Parsons, Chairman of the Board of Directors of XM Satellite Radio Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: February 16, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document

17.1	Letter, dated February 13, 2006, from Pierce J. Roberts, Jr. to Gary Parsons, Chairman of the Board of Directors of XM Satellite Radio Holdings Inc.